Exhibit 99.1

Fixed Income Investor Presentation June 2020 Ron Nicolas Senior Executive Vice President & Chief Financial Officer rnicolas@ppbi.com 949 - 864 - 8000 Steve Gardner Chairman, President & Chief Executive Officer sgardner@ppbi.com 949 - 864 - 8000

FORWARD LOOKING STATEMENTS AND WHERE TO FIND MORE INFORMATION

Forward Looking Statements

This investor presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of Pacific Premier Bancorp, Inc. ("PPBI" or the "Company"), including its wholly-owned subsidiary Pacific Premier Bank ("Pacific Premier"). Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "could," "may," "should," "will" or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on PPBI's current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company's expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, stockholder value creation, tax rates and the impact of the acquisition of Opus Bank ("Opus" or "OPB") and other acquisitions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could affect PPBI's or Opus's future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. The COVID-19 pandemic is adversely affecting us, our customers, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions, including further increases in unemployment rates, or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and further increase stock price volatility, which could result in impairment to our goodwill in future periods. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways, including the potential adverse impact of loan modifications and payment deferrals implemented consistent with recent regulatory guidance. Other risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation/deflation, interest rate, market and monetary fluctuations; the effect of acquisitions we may make, such as our acquisition of Opus, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; the impact of changes in financial services policies, laws and regulations, including those concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies; the effectiveness of our risk management framework and quantitative models; changes in the level of our nonperforming assets and charge-offs; uncertainty regarding the future of LIBOR and potential alternative reference rates, including SOFR; the effect of changes in accounting policies and practices or accounting standards, as may be adopted from time-to-time by bank regulatory agencies, the U.S. Securities and Exchange Commission ("SEC"), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters, including ASU 2016-13 (Topic 326), "Measurement of Credit Losses on Financial Instruments," commonly referenced as the CECL model, which has changed how we estimate credit losses and may further increase the required level of our allowance for credit losses in future periods; possible credit related impairments of securities held by us; possible impairment charges to goodwill; the impact of current governmental efforts to restructure the U.S. financial regulatory system, including any amendments to the Dodd-Frank Wall Street Reform and Consumer Protection Act; changes in consumer spending, borrowing and savings habits; the effects of our lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; our ability to attract deposits and other sources of liquidity; the possibility that we may reduce or discontinue the payments of dividends on common stock; changes in the financial performance and/or condition of our borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad; public health crises and pandemics, including the COVID-19 pandemic, and their effects on the economic and business environments in which we operate, including on our credit quality and business operations, as well as the impact on general economic and financial market conditions; cybersecurity threats and the cost of defending against them, including the costs of compliance with potential legislation to combat cybersecurity at a state, national or global level; unanticipated regulatory or legal proceedings; and our ability to manage the risks involved in the foregoing. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the PPBI 2019 Annual Report on Form 10-K, Q1 2020 Quarterly Report on Form 10-Q and other filings, filed with the SEC and available at the SEC's Internet site (http://www.sec.gov).

The Company undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

NON-GAAP FINANCIAL MEASURES

This presentation contains non-GAAP financial measures. For purposes of Regulation G promulgated by the SEC, a non-GAAP financial measure is a numerical measure of the registrant's historical or future financial performance, financial position or cash flows that excluding amounts or is subject to adjustments that have the effect of excluding amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, statement of financial condition or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented in this regard. GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, PPBI has provided reconciliations within this presentation, as necessary, of the non-GAAP financial measures to the most directly comparable GAAP financial measures. For more details on PPBI's non-GAAP measures, refer to the Appendix in this presentation.

No Offer or Solicitation

This presentation is not an offer to sell securities, nor is it a solicitation of an offer to buy securities in any locality, state, country or other jurisdiction where such distribution, publication, availability or use would be contrary to law or regulation or which would require any registration or licensing within such jurisdiction. Neither the SEC nor any other regulatory body has approved or disapproved of the securities of the Company or passed upon the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offense. Except as otherwise indicated, this presentation speaks as to the date hereof. The delivery of this presentation shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company after the date hereof.

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved
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3 © 2020 Pacific Premier Bancorp, Inc. | All rights reserved SEC Registered Pacific Premier Bancorp, Inc. (NASDAQ: PPBI) BBB by Kroll Bond Rating Agency Offering Type Current Security Rating (1) Issuer (Exchange: Ticker) Holding company subordinated debt Security Offered 10 - year Term Consistent with regulatory requirements for Tier 2 capital Non - call for 5 years; callable on any interest payment date at par thereafter Fixed rate for 5 years paid semi - annually; floating rate paid quarterly thereafter Covenants Coupon Frequency Optional Redemption Upon the occurrence of certain special events Special Redemption General corporate purposes (2) Use of Proceeds 1. A rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any tim e b y the assigning rating organization. Each rating agency has its own methodology for assigning ratings and, accordingly, each rating should be evaluated independently of any other rating 2. General corporate purposes may include the payment of dividends, providing capital to support PPBI’s organic growth or growth through acquisitions, capital expenditures, financing investment s, repayment or redemption of outstanding indebtedness, repurchasing shares of PPBI common stock and for investments in the Bank as regulatory capital Keefe, Bruyette & Woods, A Stifel Company Sole Book - Running Manager D.A. Davidson & Co. Co - Manager PRELIMINARY TERM SHEET

4 © 2020 Pacific Premier Bancorp, Inc. | All rights reserved Washington Seattle MSA (15) Other (1) 16 Washington/Oregon Portland MSA (2) 2 Northern California San Francisco MSA (3) 3 Arizona Phoenix (1) Scottsdale (1) Tucson (2) 4 Nevada Las Vegas (1) 1 Southern California Los Angeles - Orange (31) San Diego (7) Riverside - San Bernardino (11) 49 San Luis Obispo (9) Santa Barbara (2) Central Coast California 11 PACIFIC PREMIER BANCORP, INC. Branch Footprint Business banking franchise headquartered in Southern California with expanding presence in key metropolitan areas throughout the Western U.S. Headquarters Irvine, CA Exchange/Listing NASDAQ: PPBI Market Cap. $2.5 billion (1) Average Daily Volume 659,149 Shares (2) Outstanding Shares 94,366,681 as of June 1, 2020 Dividend Yield (Annualized) 3.7% (1) # of Research Analysts 6 Analysts Client Focus Small & Middle - Market Businesses Total Assets (as of 3/31/2020) $20.0 billion (w/ Opus Bank (“ OPB”)) (3) Branch Network 86 Full Service Branch Locations (Including OPB) Corporate Overview Note: All dollars in millions 1. S&P Global Market Intelligence (“S&P Global”). Market data as of June 8, 2020 2. 3 - month average as of June 8, 2020 3. Amounts are pro forma for PPBI’s acquisition of OPB as if it occurred on March 31, 2020 4. Please refer to non - U.S. GAAP reconciliation in appendix Financial Highlights Balance Sheet and Capital Ratios (3) Profitability Metrics (4) Assets 20,030$ Loans HFI 14,602$ TCE / TA 8.68% Total RBC Ratio 13.48% ROAA 0.89% ROATCE 9.96% Efficiency Ratio 52.6% PTPP ROAA 2.03% (4) (4) (4)

KEY CREDIT INVESTOR HIGHLIGHTS

Strong Core Franchise	• One of the premier commercial bank franchises in the Western U.S. • Benefits from strength and size of attractive Western U.S. and Southern California economies • Well-positioned for solid organic growth and selective, franchise building acquisitions ➢ Completed acquisition of Opus Bank on June 1, 2020 • Comprehensive product offering for targeted small & mid-market businesses
Prudent Risk Management and Credit Culture	• Strong risk management culture with robust governance processes and experienced credit personnel • Consistent excellent asset quality metrics and better-than-peer average credit losses and nonperforming loans • Proactive loan portfolio management – limited loan growth and active in loan sales over the last 7 quarters to manage credit risk • Cognizant of growth risks at late stages of an economic cycle
Standalone Financial Performance	• Solid profitability for Q1 2020 despite elevated provision expense from adoption of CECL ➢ ROAA of 0.89% and ROATCE of 9.96%(1) • Pre-tax pre-provision income of $58.7 million(1) in Q1 2020, compared to $56.2 million(1) in Q1 2019, or a 4.6% increase ➢ Annualized pre-tax pre-provision ROAA of 2.03%(1) • Efficiency ratio of 52.6%(1) and noninterest expense of $64.9 million(2) – continued focus on expense management • Net interest margin of 4.24%; core net interest margin of 4.08%(1), which decreased 2 basis points compared to Q4 2019
Robust Capital and Liquidity (with OPB)(3)	• Robust capital position with a 13.31% common equity ratio, 8.68% tangible common equity ratio(1) and 13.48% total risk-based capital ratio • Stable core deposit base comprised of long-term, core customer relationships: 88% non-maturity deposits and 30% non-interest bearing deposits • Ample balance sheet liquidity with $3.6 billion in cash and securities, and access to $5.3 billion in additional borrowing capacity • Loan / deposit ratio of 92.4% • No share repurchases during 2020 year-to-date, and stock repurchase program suspended indefinitely
Experienced Management	• Experienced management team with over 25 years of banking experience on average • Deep in-market relationships drive client-focused business model

1. Please refer to non-U.S. GAAP reconciliation in appendix
2. Noninterest expense, excluding merger related expense
3. Amounts are pro forma for PPBI's acquisition of OPB as if it occurred on March 31, 2020

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

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ENHANCED SCARCITY VALUE IN THE WESTERN U.S.

- Listed below are banks and thrifts headquartered in the Western U.S. with assets between $5 and $50 billion[(1)]
- PPBI ranks 5th in assets in the Western U.S.

	Company Name	State	Ticker	Exchange	Total Assets	Market Cap.	Price to TBV (%)
1	East West Bancorp, Inc.	CA	EWBC	NASDAQ	45,949	6,094	138
2	Western Alliance Bancorporation	AZ	WAL	NYSE	29,158	4,660	175
3	Umpqua Holdings Corporation	OR	UMPQ	NASDAQ	27,540	2,973	119
4	PacWest Bancorp	CA	PACW	NASDAQ	26,143	2,881	128
5	Pacific Premier Bancorp, Inc.[(2)]	CA	PPBI	NASDAQ	20,030	2,527	153
6	Cathay General Bancorp	CA	CATY	NASDAQ	18,296	2,465	127
7	Washington Federal, Inc.	WA	WAFD	NASDAQ	17,376	2,252	134
8	Hope Bancorp, Inc.	CA	HOPE	NASDAQ	16,021	1,354	88
9	Glacier Bancorp, Inc.	MT	GBCI	NASDAQ	15,158	4,346	279
10	First Interstate BancSystem, Inc.	MT	FIBK	NASDAQ	14,411	2,254	181
11	Columbia Banking System, Inc.	WA	COLB	NASDAQ	14,039	2,178	156
12	Banner Corporation	WA	BANR	NASDAQ	12,781	1,547	128
13	CVB Financial Corp.	CA	CVBF	NASDAQ	11,607	2,805	227
14	Farmers & Merchants Bank of Long Beach	CA	FMBL	OTCQB	7,951	823	75
15	Banc of California, Inc.	CA	BANC	NYSE	7,663	657	108
16	W.T.B. Financial Corporation	WA	WTBF.B	OTCPK	7,353	719	95
17	Luther Burbank Corporation	CA	LBC	NASDAQ	7,074	582	100
18	HomeStreet, Inc.	WA	HMST	NASDAQ	6,807	631	98
19	First Foundation Inc.	CA	FFWM	NASDAQ	6,514	741	141
20	TriCo Bancshares	CA	TCBK	NASDAQ	6,474	965	156
21	Westamerica Bancorporation	CA	WABC	NASDAQ	5,628	1,630	280
22	Hanmi Financial Corporation	CA	HAFC	NASDAQ	5,618	353	66
23	Heritage Financial Corporation	WA	HFWA	NASDAQ	5,587	760	140

Note: All dollars in millions
Source: S&P Global. Market data as of June 8, 2020. Financial data as of March 31, 2020
1. Defined as banks headquartered in AZ, CA, ID, MT, OR, WA and WY with shares listed on the NASDAQ, NYSE or OTC exchanges. Sorted by total assets
2. Amounts are pro forma for PPBI's acquisition of OPB as if it occurred on March 31, 2020

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

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7 © 2020 Pacific Premier Bancorp, Inc. | All rights reserved $3.4 $4.9 $5.0 $6.2 $6.2 $6.3 $8.8 $8.8 $8.9 $8.8 $8.8 $8.7 $8.8 $14.6 $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q1 2020 w/ OPB Loans Held for Investment MANAGED LOAN GROWTH • Prudent, limited net loan growth and proactive credit risk management over past two years • PPBI has considered risks of growth at late stages of an economic cycle July 2018 Acquired Grandpoint Capital, Inc. ($2.4B loans) November 2017 Acquired Plaza Bancorp ($ 1.1B loans) April 2017 Acquired Heritage Oaks Bancorp ($1.4B loans) No significant organic net loan growth over last 7 quarters Note: All dollars in billions 1. Loan balance as of March 31, 2020 2. Amount is pro forma for PPBI’s acquisition of OPB as if it occurred on March 31, 2020 (2) June 2020 Opus Bank ($6.0B loans (1) )

8 © 2020 Pacific Premier Bancorp, Inc. | All rights reserved KEY INVESTMENT HIGHLIGHTS x Strong credit culture is a fundamental underpinning of the organization x Enterprise - wide risk management has been, and continues to be, a key strength of our organization x Highly experienced and respected bank acquirer – 11 successful acquisitions since 2011 x Solid f inancial results – strong capital ratios and core earnings x Our culture differentiates us and drives fundamentals for all stakeholders x We are well - positioned to take advantage of opportunities which arise from the current economic crisis x Shareholder value remains our key focus – building long term value for our owners

Opus Bank Acquisition Closed June 1, 2020

10 © 2020 Pacific Premier Bancorp, Inc. | All rights reserved OPUS BANK ACQUISITION RATIONALE • At $20 billion in assets on a pro forma basis, the combination creates the 5 th largest bank in the Western U.S. between $5 and $50 billion in assets (1) • Greater operational scale and efficiencies Transformative Merger • Geographic footprint in some of the most attractive metropolitan areas in the Western U.S. • Increases Pacific Premier’s presence in California by approximately 60% to $13.0 billion in deposits (2) • PPBI to enter Seattle with $1.2 billion in deposits – creates platform for growth in the attractive Pacific Northwest markets (2) Geographic Fit and Scale • Diversification of business lines, products and services as well as deposit base and clients • Specialty lines of business from Opus, including multifamily, trust (PENSCO) and escrow (Commerce Escrow ) » Opus Bank’s loan portfolio is 65% multifamily, expected to be a better performing asset class in an economic downturn » Trust and Escrow provide approximately $1.8 billion in deposits with a blended cost of 0.04% » Trust and Escrow also generate attractive fee income with potential for growth and expansion of services • Accelerates PPBI’s ability to invest in technology and further strengthens risk management framework Complementary Combination • Transaction closed on June 1, 2020 • Conversion scheduled for early fourth quarter of 2020 • Opus shareholders received 34.4 million shares of PPBI, or 36.5% ownership in PPBI » $743.9 million total consideration based on PPBI’s closing price of $21.62 on May 29, 2020 • Two Opus board members to join the PPBI board; pro forma PPBI board to remain at 11 people Timing and Consideration Source : S&P Global. Financial data as of March 31, 2020 unless otherwise noted 1. Defined as banks headquartered in AZ, CA, ID, MT, OR, WA and WY with shares listed on the NASDAQ, NYSE or OTC exchanges 2. Based on deposit market share data as of June 30, 2019 3. Amounts are pro forma for PPBI’s acquisition of OPB as if it occurred on March 31, 2020 • PPBI remains well - capitalized, with a pro forma total risk - based capital ratio of 13.48% as of March 31, 2020 • Ample balance sheet liquidity with $3.6 billion in cash and securities, and access to $5.3 billion in additional borrowing ca pac ity • Loan / deposit ratio of 92.4 % Pro Forma Capital and Liquidity (3)

CURRENT CAPITAL RATIOS

- **Strong capitalization across all regulatory capital ratios**

	Q1 2019	Q4 2019	Q1 2020	Q1 2020 w/ OPB[2]	Pro Forma Q1 2020 w/ OPB[2] $100 million Subordinated Debt	Well Capitalized Regulatory Minimum Levels
Common Equity Ratio	17.33%	17.09%	16.72%	13.31%	13.24%	N/A
Tangible Common Equity Ratio[1]	10.32%	10.30%	10.06%	8.68%	8.64%	N/A
Tier 1 Leverage Ratio	10.69%	10.54%	10.68%	9.23%	9.18%	5.00%
Common Equity Tier 1 Ratio (CET1)	11.08%	11.35%	11.59%	10.62%	10.62%	7.00%
Tier 1 Risk-Based Capital Ratio	11.32%	11.42%	11.66%	10.62%	10.62%	8.50%
Total Risk-Based Capital Ratio	12.58%	13.81%	14.23%	13.48%	14.09%	10.50%
NOO CRE Loans / Total Capital[4]	337.8%	310.6%	297.9%	415.4%	397.2%	N/A
Construction Loans / Total Capital	46.1%	32.5%	27.0%	19.9%	19.1%	N/A

1. Please refer to non-U.S. GAAP reconciliation in appendix
2. Amounts are pro forma for PPBI's acquisition of OPB as if it occurred on March 31, 2020
3. Pro forma for $100 million in subordinated debt raised as of March 31, 2020. Net cash proceeds of $98.0 million (after underwriting discounts and other assumed expenses) is assumed to carry a 0% risk-weighting. $100 million offering is for illustrative purposes only
4. Excludes owner occupied CRE per regulatory definition

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

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12 © 2020 Pacific Premier Bancorp, Inc. | All rights reserved Noninterest - Bearing Demand 43.4% NOW & Interest - Bearing Demand 6.4% MMDA & Savings 38.5% CDs 11.8% Noninterest - Bearing Demand 12.5% NOW & Interest - Bearing Demand 40.1% MMDA & Savings 34.8% CDs 12.6% Noninterest - Bearing Demand 30.3% NOW & Interest - Bearing Demand 20.7% MMDA & Savings 36.9% CDs 12.2% Total Deposits: $15.8 Billion MRQ Cost of Deposits: 0.66% ATTRACTIVE FUNDING PROFILE Total Deposits: $9.1 Billion MRQ Cost of Deposits: 0.48% Total Deposits: $6.7 Billion MRQ Cost of Deposits: 0.91% Pro Forma (1) • $1.8 billion in deposits with a blended deposit cost of 0.04% from PENSCO and Commerce Escrow divisions • Ability to run - off and replace Opus’ higher - cost funding with core deposits at PPBI • Greater deposit diversification • Strong pro forma core deposit franchise Note: Financial information as of March 31, 2020 1. Excludes purchase accounting adjustments

13 © 2020 Pacific Premier Bancorp, Inc. | All rights reserved Deposit Fees 10% Escrow & Exchange 11% PENSCO Fees 53% BOLI 8% Other 19% DIVERSIFIES PPBI’S REVENUE STREAM A division of Opus Bank • IRA custodian for alternative assets, such as private equity or real estate held in retirement accounts • $14 billion in assets under custody • 45,000 customer accounts • Stable source of low - cost core deposits • $29 million fee income (annualized based on Q1 results) • Acquired by Opus in 2016 PENSCO Trust Commerce Escrow &UHDWHGE\$OLFH'HVLJQ IURPWKH1RXQ3URMHFW • Escrow company with 1031 exchange practice • Synergies with PPBI’s existing escrow deposit business • Provides the bank with $500 million in deposits at 0.09% cost of funds • $6 million in fee income (annualized based on Q1 results) • Acquired by Opus in 2015 A division of Opus Bank Noninterest Income Pro Forma Operating Revenue (% of Total) Opus Noninterest Income Mix (% of Total) Specialized Lines of Business Note: All dollars in millions. Financial information for three months ended March 31, 2020 Note: Noninterest income excludes gain on sale of investment securities 1. Includes $1.0 million reduction in interchange fees due to Durbin Amendment • 3x increase in PPBI’s pro forma noninterest income to ~$82 million (1) • 11% of pro forma operating revenue from noninterest income • $1.8 billion in deposits with a blended deposit cost of 0.04% from PENSCO and Commerce Escrow divisions • Meaningful opportunities to expand both lines of business over time $56mm Annualized Q1 2020 $27 $56 $82 0.23% 0.42% $- $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 0.10% 0.15% 0.20% 0.25% 0.30% 0.35% 0.40% 0.45% PPBI OPB Pro Forma (1) Noninterest Income Noninterest Income / Average Assets 6% 21% 11% PPBI OPB Pro Forma (1)

LOAN PORTFOLIO COMPOSITION

- Diversified loan portfolio with $14.7 billion[1] in outstanding loans
- 80.0%[1] of loan portfolio is real estate secured

Loans by Type[1]



Non-CRE
21.9%
CRE
78.1%

Loans by Geography[1][5]



Los Angeles
26.6%
Orange County
12.1%
Other CA
34.7%
WA
6.4%
AZ
6.1%
Other States
14.1%
Total California
73.4%

	PPBI Q1 2020 Balance	PPBI w/OPB[1] Q1 2020 Balance	PPBI w/OPB[1] % of Total	PPBI w/OPB[1] Weighted Average Rates[2]
Investor real estate secured				
CRE non-owner occupied	$ 2,040,198	$ 2,803,259	19.0 %	4.47 %
Multifamily	1,625,682	5,537,969	37.6	4.16
Construction and land	377,525	426,778	2.9	5.65
SBA secured by real estate[3]	61,665	65,044	0.4	6.46
Total investor real estate secured	4,105,070	8,833,050	59.9	4.35
Business real estate secured				
CRE owner-occupied	1,887,632	2,201,053	14.9	4.68
Franchise real estate secured	371,428	371,428	2.5	5.30
SBA secured by real estate[4]	83,640	105,202	0.7	6.25
Total business real estate secured	2,342,700	2,677,684	18.2	4.83
Commercial				
Commercial and industrial	1,458,969	2,326,007	15.8	4.23
Franchise non-real estate secured	547,793	547,793	3.7	5.71
SBA non-real estate secured	16,265	25,362	0.2	6.56
Total commercial	2,023,027	2,899,162	19.7	4.53
Consumer				
Single family residential	237,180	285,088	1.9	4.67
Consumer	46,892	50,076	0.3	3.36
Total consumer	284,072	335,163	2.3	4.47
Total loans held for investment	$ 8,754,869	$ 14,745,059	100.0 %	4.47 %

Note: All dollars in thousands
Note: SBA loans are unguaranteed portion and represent approximately 20% of principal balance for the respective borrower

1. Amounts are pro forma for PPBI's acquisition of OPB as if it occurred on March 31, 2020, excluding purchase accounting adjustments
2. As of March 31, 2020 and excludes the impact of fees, discounts and premiums
3. SBA loans that are collateralized by hotel/motel real property
4. SBA loans that are collateralized by real property other than hotel/motel real property
5. Based on state of primary real property collateral if available, otherwise borrower address is used. All California information is for respective county

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

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15 © 2020 Pacific Premier Bancorp, Inc. | All rights reserved LOAN MODIFICATIONS Interest - Only vs. Full Payment Deferrals Total Loan Modifications Closed and In Process Loan Modifications by Loan Type Total Loan Modifications Closed and In Process Note: All dollars are in thousands. Financial information as of May 31, 2020 (1) Data includes PPBI and OPB loan modifications • Incorporated legislative, regulatory and accounting guidelines to establish COVID - 19 modification program – initiated implementation in mid - April • 14.6% of total loans have been and/or are in the process of being modified as of May 31, 2020 • Approximately three quarters of modified loans are full principal and interest payment deferrals and one quarter are interest - only payment deferrals • Approximately 71% are 90 - day deferrals; the remainder are 120 or 180 day deferrals Loan Modifications PPBI w/ OPB (1) Loan Modifications Closed Loan Modifications In Process Total Loan Modifications Closed and In Process Commercial real estate 895,236$ 251,406$ 1,146,642$ Multifamily 449,365 58,525 507,889 Commercial and industrial 82,497 20,338 102,835 Franchise 440,100 53,621 493,721 SFR and other 7,969 3,928 11,898 Total 1,875,168$ 387,818$ 2,262,986$ % of Total Loans 12.1% 2.5% 14.6% Commercial real estate 50.7% Multifamily 22.4% Commercial and industrial 4.5% Franchise 21.8% SFR and other 0.5% Interest - Only 26.5% Full Payment Deferrals 73.5%

PPBI Q1 2020 Highlights

17 © 2020 Pacific Premier Bancorp, Inc. | All rights reserved HIGHLIGHTS – Q1 2020 1. Please refer to non - U.S. GAAP reconciliation in appendix 2. Noninterest expense, excluding merger related expense Earnings • Net income of $25.7 million or $0.43 per diluted share • ROAA of 0.89%, ROAE of 5.05% and ROATCE of 9.96% (1) • Pre - tax pre - provision income of $58.7 million (1) , compared to $56.2 million in Q1 2019, or a 4.6% increase • Efficiency ratio of 52.6% (1) and noninterest expense of $64.9 million (2) – continued focus on expense management • Net interest margin of 4.24%; core net interest margin of 4.08% (1) , which decreased 2 bps compared to Q4 2019 Loans • Loan portfolio of $8.8 billion, an increase of $32.6 million, or 0.4%, from Q4 2019 • Loan / deposit ratio of 96.3%, compared to 98.0% in Q4 2019 – Q1 2020 was lowest ratio at quarter - end since 2014 • New loan commitments of $443.7 million in Q1 2020 at a 4.59% weighted average rate • Utilization rate for C&I loans was 50.6%, an increase from 44.3% for Q4 2019 Deposits • Deposits of $9.1 billion; non - maturity are 88% and noninterest - bearing checking are 43%, as percentages of total deposits • Non - maturity deposit growth of $897 million, or an increase of 12.6% compared to Q1 2019 • Non - maturity deposit growth of $170 million, or an increase of 8.7% annualized compared to Q4 2019 • Average cost of deposits decreased to 0.48% from 0.58% in Q4 2019; cost of deposits was 0.40% at March 31, 2020 Capital • Tangible book value per share of $18.60 (1) , an increase of 5.9% compared to Q1 2019 • Paid quarterly dividend of $14.9 million, or $0.25 per share &UHDWHGE\,FRQRJUDSKHU IURPWKH1RXQ3URMHFW &UHDWHGE\$QGUHDV9|JHOH IURPWKH1RXQ3URMHFW &UHDWHGE\1XPHUR8QR IURPWKH1RXQ3URMHFW &UHDWHGE\7LPRIH\5RVWLORY IURPWKH1RXQ3URMHFW Asset Quality • Total delinquent loans were 0.33% of total loan portfolio, which was an increase from 0.22% in Q4 2019 • Nonperforming assets were 0.18% of total assets, which was an increase from 0.08% in Q4 2019 • Allowance for credit losses of $115.4 million, or 1.32% of total loans held for investment – reflects CECL implementation • Fair value net discount on acquired loans of $35.9 million, or 0.41% of total loans; or 1.73% combined with ACL • Net charge - offs of $1.3 million; net charge - offs were 0.02% of average loans, or 0.06% on annualized basis &UHDWHGE\&DWWDOHH\D7KRQJVULSKRQJ IURPWKH1RXQ3URMHFW

18 © 2020 Pacific Premier Bancorp, Inc. | All rights reserved Pre - Tax Pre - Provision Income (1) Revenue and Efficiency Ratio (1) CORE EARNINGS AND EFFICIENCIES Note: All dollars in millions 1. Please refer to non - U.S. GAAP reconciliation in appendix 2. Annualized • Capital generation from pre - tax pre - provision income and operating efficiencies • Since 2013: » Compound annual growth for total revenue of 38% and pre - tax pre - provision income of 45% (1) » Efficiency ratio improved from 64.7% to 52.6% (1) $67.3 $87.0 $120.7 $172.7 $278.6 $423.7 $482.5 $494.6 64.7% 61.3% 55.9% 53.6% 51.0% 51.6% 50.8% 52.6% $- $100.0 $200.0 $300.0 $400.0 $500.0 $600.0 35.0% 40.0% 45.0% 50.0% 55.0% 60.0% 65.0% 70.0% 2013 2014 2015 2016 2017 2018 2019 Q1 2020 (1) Total Revenue Efficiency Ratio $23.4 $33.6 $52.2 $79.0 $131.7 $192.3 $224.1 $235.0 1.62% 1.84% 1.99% 2.19% 2.16% 1.96% 1.94% 2.03% $- $50.0 $100.0 $150.0 $200.0 $250.0 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 2013 2014 2015 2016 2017 2018 2019 Q1 2020 (1) Pre-Tax Pre-Provision Income PTPP / Average Assets (2) (2)

19 © 2020 Pacific Premier Bancorp, Inc. | All rights reserved U.S. Treasury 2.4% Agency 18.0% Corporate Debt 12.8% Municipal Bonds 29.6% Collateralized Mortgage Obligation: Residential 0.7% Mortgage - backed Securities: Residential 33.8% Mortgage - backed Securities: Residential 2.5% Other 0.2% SECURITIES PORTFOLIO • High quality and diversified securities portfolio • 85% of securities are rated Aa3 or above Note: All dollars in thousands Q1 2020 Weighted Average As of March 31, 2020 Fair Value Yield Investment Securities Available-for-Sale U.S. Treasury 32,833$ 2.45 % Agency 247,766 2.46 Corporate Debt 176,033 3.70 Municipal Bonds 407,097 2.69 Collateralized Mortgage Obligation: Residential 9,656 2.39 Mortgage-backed Securities: Residential 464,376 2.61 Total Investment Securities Available-for-Sale 1,337,761 2.75 Investment Securities Held-to-Maturity Mortgage-backed Securities: Residential 34,550 2.87 Other 1,688 0.97 Total Investment Securities Held-to-Maturity 36,238 2.78 Total Investment Securities 1,373,999$ 2.75%

ATTRACTIVE DEPOSIT BASE

- 88% of total deposits are non-maturity and 43% are noninterest-bearing checking
- $897 million increase in non-maturity deposits since Q1 2019, while CDs decreased $519 million
- Deposit mix reflects our relationship-based business model



Deposit Mix (% of Total)
Money market & savings 38.5%
Certificates of deposit 11.8%
Interest checking 6.3%
Non-interest bearing checking 43.4%

	Q1 2020 Balance	Q1 2020 % of Total	Q1 2020 Cost of Deposits[1]	Change vs. Q1 2019 $ Amt.	Change vs. Q1 2019 %
Non-interest bearing checking	$ 3,943,260	43.4 %	0.00 %	$ 519,367	15.2 %
Interest checking	577,966	6.3	0.43	17,692	3.2
Money market & savings	3,499,305	38.5	0.73	360,430	11.5
Total non-maturity deposits	8,020,531	88.2	0.35	897,489	12.6
Retail certificates of deposit	897,680	9.9	1.49	(109,879)	(10.9)
Wholesale/brokered certificates of deposit	174,861	1.9	2.28	(409,713)	(70.1)
Total certificates of deposit	1,072,541	11.8	1.52	(519,592)	(32.6)
Total deposits	$ 9,093,072	100.0 %	0.48 %	$ 377,897	4.3 %



Cost of Deposits[1]
0.63%
0.73%
0.72%
0.58%
0.48%
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020



Non-Maturity Deposits (% of Total)
82%
82%
85%
88%
88%
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020



Noninterest-Bearing Checking (% of Total)
39%
39%
41%
43%
43%
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020

Note: All dollars in thousands
1. Quarterly average cost

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

20

CECL – MODEL ASSUMPTIONS

- **Life-of-loan CECL reserves**
  - Driven by our portfolio characteristics, risk-grading methodology, the macro-economic outlook, and modeling methodology
- **Key methodology assumptions**
  - Quantitative model uses loan-level probability of default / loss given default discounted cash flows as the primary basis for loss estimation
  - Reasonable and supportable weighted, multi-scenario 2-year economic forecast
  - 3-year linear reversion to mean historical loss
- **Updated economic forecast**
  - Moody's probability weighted critical pandemic forecast as of March 20th
  - Subsequently benchmarked against updated Moody's "Critical Pandemic" baseline as of March 27th
  - Key economic inputs include GDP, Unemployment, and CRE pricing index
  - Based on economic data and forecasts since March 31st, likely higher provisioning at June 30, 2020

Allowance for Credit Losses – by Loan Type

	12/31/2019		Day-1 1/1/2020		Day-2 3/31/2020	
	ALLL Balance	% of Loans	ALLL Balance	% of Loans	ALLL Balance	% of Loans
Investor real estate secured						
CRE non-owner occupied	$ 1,899	0.09 %	$ 10,322	0.50 %	$ 15,896	0.78 %
Multifamily	729	0.05	9,903	0.63	14,722	0.91
Construction and land	4,484	1.02	4,360	0.99	9,222	2.44
SBA secured by real estate[(1)]	1,915	2.80	514	0.75	935	1.52
Business real estate secured						
CRE owner-occupied	2,781	0.15	22,947	1.24	26,793	1.42
Franchise real estate secured	592	0.17	5,791	1.64	7,503	2.02
SBA secured by real estate[(2)]	2,119	2.40	4,326	4.89	4,044	4.84
Commercial loans						
Commercial and industrial	13,857	0.99	13,944	1.00	15,742	1.08
Franchise non-real estate secured	5,816	1.03	15,030	2.66	16,616	3.03
SBA non-real estate secured	445	2.55	663	3.80	516	3.17
Consumer						
Single family residential	655	0.26	1,196	0.47	1,137	0.48
Consumer loans	406	0.80	2,388	4.68	2,296	4.90
Totals	$ 35,698	0.41 %	$ 91,384	1.05 %	$115,422	1.32 %

Allowance for Credit Losses + Fair Value Mark

		Balance	% of Total Loans Held for Investment
Allowance for Credit Losses	$	115,422	1.32 %
Plus: Fair Value Mark on Acquired Loans		35,913	0.41
Total Allowance + Fair Value Mark	$	151,335	1.73 %

ACL Key Attributions (% of Total)

Day-1



Acquired portfolios 31%
Economic forecast 6%
Unfunded Commitments 13%
Life of loan loss 50%

Day-2



Economic forecast 79%
Portfolio / Asset Quality changes -4%
Qual. economic factors 25%

Note: All dollars in thousands
1. SBA loans that are collateralized by hotel/motel real property
2. SBA loans that are collateralized by real property other than hotel/motel real property

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

21

22 © 2020 Pacific Premier Bancorp, Inc. | All rights reserved TX 12% CA 12% NJ 12% FL 6% NC 6% NY 6% IL 5% GA 4% OH 3% MI 3% Other States 31% FRANCHISE LOANS Portfolio Fundamentals • 91% of Franchise portfolio are Quick Service Restaurant (“QSR”) brands, fast food with national scale and the resources to innovate and command market share • Remaining 9% of Franchise portfolio are loans to casual dining and fast casual • Well diversified by brand, guarantors, geography and collateral type (CRE and C&I ) • 81 % of the QSR franchise concepts in our portfolio profile to have drive - thru, takeout and/or delivery capabilities (3) • Borrowers have over 22 years of franchise operating experience on average, and each borrower operates over 20 store locations on average • Principals provide personal guarantees and all related loans are cross collateralized and cross defaulted • Highly disciplined approach, maintain well - defined market niche with minimal exceptions • Tenured team of bankers experienced multiple economic/brand cycles • Ongoing portfolio management and communication with owner operators 1. Other category includes 19 different concepts, none of which is more than 3% 2. Based on state of primary real property collateral if available, otherwise borrower address. Other category includes 27 different states, none of which is more than 2% 3. Based upon 2019 industry off - premise statistics compiled by Restaurant Research Burger King 20% Dunkin' 16% Sonic 12% KFC 9% Popeye's 7% Wendy's 5% Denny's 4% Zaxby's 4% Domino's 3% Jack In The Box 3% Other 18% By Franchise Concepts (1) By Geography (2) Portfolio Characteristics – Franchise Loans Loan Balance Outstanding $919 million % of Loans Secured by Real Estate Collateral 40% Number of Relationships 227 Average Relationship Size $4.0 million Average Length of Relationship 41 months Number of Loans 881 Average Loan Size $1.0 million FCCR* (Weighted Average) 1.5x Net Charge - Offs in 2019 0.27% Franchise portfolio consists of loans to QSRs, a well defined segment with a history of resiliency in a recessionary environment * Fixed Charge Coverage Ratio includes certain fixed expenses in the denominator and is a more conservative measure than DSCR

23 © 2020 Pacific Premier Bancorp, Inc. | All rights reserved Los Angeles 17% Orange County 23% Riverside 5% San Bernardino 4% San Diego 9% San Luis Obispo 14% Santa Barbara 4% Ventura 1% Other CA 1% AZ 8% NV 3% WA 2% Other States 8% Hotel and Motel 17% Industrial 12% Office 29% Retail 26% Other 16% Retail: By Geography (1) Office: By Geography (1) • Disciplined underwriting uses the lesser of actual or market rents and market vacancy, while considering lease expirations, rollover risk and capital costs Retail • PPBI lends on seasoned Class B and C neighborhood centers in well established higher density markets • No exposure to malls and minimal exposure to big - box retailers Office • PPBI lends on seasoned Class B and C properties located near job centers, with emphasis on metro markets and supporting suburbs • Properties are generally low - rise and garden - style, with minimal exposure to Class A high - rise projects Portfolio Characteristics – Retail and Office CRE NOO 1. Based on state of primary real property collateral if available, otherwise borrower address is used. All California information is for respective county Portfolio Fundamentals *Excludes SBA loans Retail Office Loan Balance Outstanding* $529 m illion $592 m illion Number of Loans 329 246 Average Loan Size $1.6 million $2.4 million Loan - to - Value (Weighted Average) 47% 55% DSCR (Weighted Average) 2.3x 1.9x Seasoning (Weighted Average) 45 months 35 months Net Charge - Offs in 2019 0.00% 0.00% Los Angeles 30% Orange County 6% Riverside 9% San Bernardino 4% San Diego 7% San Luis Obispo 8% Santa Barbara 4% Ventura 2% Other CA 4% AZ 10% NV 4% WA 2% Other States 9% INVESTOR REAL ESTATE SECURED : CRE NON - OWNER OCCUPIED (“NOO”) RETAIL AND OFFICE

INVESTOR REAL ESTATE SECURED: CRE NOO / SBA HOTEL / MOTEL

SBA vs. non-SBA



CRE, non-SBA
85%
SBA
15%

By Geography[(1)]



NV
3%
Other States
18%
Los Angeles
5%
AZ
8%
Orange County
7%
Other CA
7%
Riverside
4%
Santa Barbara
9%
San Bernardino
1%
San Luis Obispo
19%
San Diego
20%

Note: SBA loans are unguaranteed portion and represent approximately 20% of principal balance for the respective borrower

1. Based on state of primary real property collateral if available, otherwise borrower address is used. All California information is for respective county

Portfolio Characteristics – Hotel / Motel

Loan Balance Outstanding, Total	$418 million	
	CRE, non-SBA	SBA
Loan Balance Outstanding	$356 million	$62 million
Number of Loans	112	111
Average Loan Size	$3.2 million	$555,000
Loan-to-Value (Weighted Average)	47%	70%
DSCR (Weighted Average)	2.0x	1.5x
Seasoning (Weighted Average)	57 months	33 months
Net Charge-Offs in 2019	0.18%	1.08%

Portfolio Fundamentals

- No exposure to large conference center hotels, large resorts or casinos
- Mix of flagged properties and boutique hotels without significant exposure to central business districts
- Loans to seasoned hotel operators, generally with significant resources and experience weathering past downturns
- Underwriting consistent with management's conservative approach to Investor Secured CRE, emphasizing actual results and not relying on projections or positive market trends
- SBA represents the retained, unguaranteed portion of approximately 20% of the total outstanding balance

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

24

25 © 2020 Pacific Premier Bancorp, Inc. | All rights reserved CREDIT RISK MANAGEMENT • Credit quality has historically been better than peers, even through the 2009 - 2011 credit cycle Nonperforming Assets to Total Assets Comparison 1.04 1.70 1.58 1.66 1.36 0.48 0.58 0.40 3.26 1.62 1.31 0.55 1.67 1.08 0.38 0.33 0.15 0.20 0.12 0.21 0.18 0.17 0.17 0.02 0.01 0.11 0.07 0.11 0.07 0.18 2.93 3.62 3.96 4.11 4.26 4.30 4.24 4.39 4.23 4.29 4.06 4.04 3.77 3.48 3.39 3.21 2.96 1.24 1.18 0.91 0.74 0.59 0.74 0.48 0.49 0.44 0.39 0.40 0.40 0.34 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% Q1 2009 Q3 2009 Q1 2010 Q3 2010 Q1 2011 Q3 2011 Q1 2012 Q3 2012 Q1 2013 Q3 2013 Q1 2014 Q3 2014 Q1 2015 Q3 2015 Q1 2016 Q3 2016 Q1 2017 Q3 2017 Q1 2018 Q3 2018 Q1 2019 Q3 2019 Q1 2020 PPBI Peers CNB Acquisition 2/11/11 PDNB Acquisition 4/27/12 Source: Federal Deposit Insurance Corporation (“FDIC”) Note: California peer group consists of all insured California institutions Note: As of the date of this presentation, peer data for Q1 2020 had not yet been disclosed by the FDIC

26 © 2020 Pacific Premier Bancorp, Inc. | All rights reserved ASSET QUALITY TRENDS Special Mention Loans (% of Total Loans) Substandard Loans (% of Total Loans) Nonperforming Loans (% of Total Loans) Annualized Net Charge - Offs (% of Average Loans) • Highly disciplined credit risk management, proactive loss mitigation strategies 0.29% 0.20% 0.36% 0.24% 0.42% 0.63% Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 0.69% 0.59% 0.44% 0.45% 0.51% 0.62% Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 0.05% 0.14% 0.09% 0.09% 0.10% 0.24% Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 0.01% 0.01% 0.16% 0.06% 0.11% 0.06% Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020

Appendix Material

28 © 2020 Pacific Premier Bancorp, Inc. | All rights reserved KROLL RATING AS OF JUNE 4, 2020 Entity Type Rating (1) Outlook Pacific Premier Bancorp, Inc. Senior Unsecured Debt BBB+ Stable Subordinated Debt BBB Stable Short-Term Debt K2 N/A Pacific Premier Bank Deposit A- Stable Senior Unsecured Debt A- Stable Subordinated Debt BBB+ Stable Short-Term Deposit K2 N/A Short-Term Debt K2 N/A • PPBI’s Kroll ratings reflect an overall strong credit profile Source: Kroll Bond Rating Agency 1. Kroll Ratings Scale: https://www.krollbondratings.com/ratings/methodologies/rating - scales

HISTORICAL INTEREST COVERAGE

	FY 2016	FY 2017	FY 2018	FY 2019	Q1 2020	Pro Forma Q1 2020	
Investment in subsidiaries	$ 514,963	$ 1,330,681	$ 2,068,952	$ 2,217,903	$ 2,211,068	$ 2,211,068	
Consolidated equity	459,740	1,241,996	1,969,697	2,012,594	2,002,917	2,002,917	
Double leverage ratio	112%	107%	105%	110%	110%	110%	
Interest Coverage							
Earnings:							
Income from continuing operations before taxes	$ 65,318	$ 102,226	$ 165,580	$ 217,753	$ 31,565	$ 30,253	
(+) FHLB and other borrowings interest	1,295	4,411	11,343	9,829	1,081	1,081	
(+) Existing subordinated debentures interest	3,844	4,721	6,716	10,680	3,046	3,046	
(+) Subordinate debentures interest attributable to $100MM raise[1]	-	-	-	-	-	1,313	
Earnings (including deposit interest expense)	70,457	111,358	183,639	238,262	35,692	35,692	A
(+) Interest on deposits	8,391	13,371	37,653	58,297	10,487	10,487	
Earnings (excluding deposit interest expense)	$ 78,848	$ 124,729	$ 221,292	$ 296,559	$ 46,179	$ 46,179	B
Interest Expense:							
FHLB and other borrowings interest	$ 1,295	$ 4,411	$ 11,343	$ 9,829	$ 1,081	$ 1,081	
Existing subordinated debentures interest	3,844	4,721	6,716	10,680	3,046	3,046	
Subordinate debentures interest attributable to $100MM raise[1]	-	-	-	-	-	1,313	
Interest expense, excluding interest on deposits	5,139	9,132	18,059	20,509	4,127	5,440	C
Interest on deposits	8,391	13,371	37,653	58,297	10,487	10,487	
Interest expense, including interest on deposits	$ 13,530	$ 22,503	$ 55,712	$ 78,806	$ 14,614	$ 15,927	D
Interest coverage (excluding deposit interest expense) - A / C	**13.7x**	**12.2x**	**10.2x**	**11.6x**	**8.6x**	**6.6x**	
Interest coverage (including deposit interest expense) - B / D	**5.8x**	**5.5x**	**4.0x**	**3.8x**	**3.2x**	**2.9x**	

Note I: All dollars in thousands
Note II: Proceeds from capital raise are assumed to be maintained at the holding company
(1) $100 million offering and 5.25% coupon are for illustrative purposes only

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

29

NON-U.S. GAAP FINANCIAL MEASURES

Tangible common equity to tangible assets (the "tangible common equity ratio") and tangible book value per share are non-U.S. GAAP financial measures derived from U.S. GAAP-based amounts. We calculate the tangible common equity ratio by excluding the balance of intangible assets from common stockholders' equity and dividing by tangible assets. We calculate tangible book value per share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which we calculate by dividing common stockholders' equity by common shares outstanding. We believe that this information is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios. Accordingly, we believe that these non-U.S. GAAP financial measures provide information that is important to investors and that is useful in understanding our capital position and ratios. However, these non-U.S. GAAP financial measures are supplemental and are not a substitute for an analysis based on U.S. GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-U.S. GAAP measure of tangible common equity ratio to the U.S. GAAP measure of common equity ratio and tangible book value per share to the U.S. GAAP measure of book value per share are set forth below.

	Q1 2019	Q4 2019	Q1 2020	Q1 2020 w/ OPB[1]
Total stockholders' equity	$ 2,007,064	$ 2,012,594	$ 2,002,917	$ 2,664,982
Less: Intangible assets	(904,846)	(891,634)	(887,671)	(1,013,814)
Tangible common equity	**$ 1,102,218**	**$ 1,120,960**	**$ 1,115,246**	**$ 1,651,168**
Total assets	$ 11,580,495	$ 11,776,012	$ 11,976,209	$ 20,029,815
Less: Intangible assets	(904,846)	(891,634)	(887,671)	(1,013,814)
Tangible assets	**$ 10,675,649**	**$ 10,884,378**	**$ 11,088,538**	**$ 19,016,001**
Common equity ratio	17.33%	17.09%	16.72%	13.31%
Less: intangible ratio	(7.01%)	(6.79%)	(6.66%)	(4.62%)
Tangible common equity ratio	**10.32%**	**10.30%**	**10.06%**	**8.68%**
Basic shares outstanding	62,773,147	59,506,057	59,975,281	94,382,767
Book value per share	$ 31.97	$ 33.82	$ 33.40	$ 28.24
Less: Intangible book value per share	(14.41)	(14.98)	(14.80)	(10.74)
Tangible book value per share	**$ 17.56**	**$ 18.84**	**$ 18.60**	**$ 17.49**

Note: All dollars in thousands, except per share data

1. Amount is pro forma for PPBI's acquisition of OPB as if it occurred on March 31, 2020

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

30

NON-U.S. GAAP FINANCIAL MEASURES

Return on average tangible common equity is a non-U.S. GAAP financial measure derived from U.S. GAAP-based amounts. We calculate this figure by excluding CDI amortization expense and excluding the average CDI and average goodwill from the average stockholders' equity during the period. We believe that this non-U.S. GAAP financial measure provides information that is important to investors and that is useful in understanding our performance. This non-U.S. GAAP financial measure is supplemental and is not a substitute for an analysis based on U.S. GAAP measures. As companies may use different calculations for this measure, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the U.S. GAAP measure of return on average equity to the non-U.S. GAAP measure of return on average tangible common equity is set forth below.

	Three Months Ended,		
	3/31/2019	12/31/2019	3/31/2020
Net Income	$38,718	$41,098	$25,740
Plus: CDI amortization expense	4,436	4,247	3,965
Less: CDI amortization expense tax adjustment[1]	1,288	1,218	1,137
Net income for average tangible common equity	**$41,866**	**$44,127**	**$28,568**
Average stockholders' equity	$1,991,861	$2,004,815	$2,037,126
Less: Average CDI	98,984	85,901	81,744
Less: Average goodwill	808,726	808,322	808,322
Average tangible common equity	**$1,084,151**	**$1,110,592**	**$1,147,060**
Return on average equity[2]	**7.78%**	**8.20%**	**5.05%**
Return on average tangible common equity[2]	**15.45%**	**15.89%**	**9.96%**

Note: All dollars in thousands
1. CDI amortization expense adjusted by statutory tax rate
2. Annualized

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

31

NON-U.S. GAAP FINANCIAL MEASURES

For periods presented below, efficiency ratio is a non-U.S. GAAP financial measure derived from U.S. GAAP-based amounts. This figure represents the ratio of noninterest expense less other real estate owned operations, core deposit intangible amortization and merger-related expense to the sum of net interest income before provision for loan losses and total noninterest income, less gains/(loss) on sale of securities, OTTI impairment - securities, gain/(loss) on sale of other real estate owned, and gain / (loss) from debt extinguishment. Management believes that the exclusion of such items from this financial measures provides useful information to gain an understanding of the operating results of our core business. This non-U.S. GAAP financial measure is supplemental and is not a substitute for an analysis based on U.S. GAAP measures. As companies may use different calculations for this measure, this presentation may not be comparable to other similarly titled measures reported by other companies. A calculation of the non-U.S. GAAP measure of efficiency ratio is set forth below.

	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019	QTD Q1 2020
Total noninterest expense	$ 50,815	$ 54,938	$ 73,332	$ 98,063	$ 167,958	$ 249,905	$ 259,065	$ 66,631
Less: CDI amortization	764	1,014	1,350	2,039	6,144	13,594	17,245	3,965
Less: Merger-related expense	6,926	1,490	4,799	4,388	21,002	18,454	656	1,724
Less: Other real estate owned operations, net	618	75	121	385	72	4	160	14
Noninterest expense, adjusted	$ 42,507	$ 52,359	$ 67,062	$ 91,251	$ 140,740	$ 217,853	$ 241,004	$ 60,928
Net interest income	$ 58,444	$ 73,635	$ 106,299	$ 153,075	$ 247,502	$ 392,711	$ 447,301	$ 109,175
Add: Total noninterest income (loss)	8,811	13,377	14,388	19,602	31,114	31,027	35,236	14,475
Less: Net gain (loss) from investment securities	1,544	1,547	290	1,797	2,737	1,399	8,571	7,760
Less: OTTI impairment - securities	(4)	(29)	-	(205)	1	4	2	-
Less: Net gain (loss) from other real estate owned	-	-	-	-	46	281	52	-
Less: Net gain (loss) from debt extinguishment	-	-	-	-	-	-	(612)	-
Revenue, adjusted	$ 65,715	$ 85,494	$ 120,397	$ 171,085	$ 275,832	$ 422,054	$ 474,524	$ 115,890
Efficiency Ratio	64.7%	61.3%	55.9%	53.6%	51.0%	51.6%	50.8%	52.6%

Note: All dollars in thousands

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32

NON-U.S. GAAP FINANCIAL MEASURES

Pre-tax pre-provision income is a non-U.S. GAAP financial measure derived from U.S. GAAP-based amounts. We calculate the pre-tax pre-provision income by excluding income tax, provision for credit losses, and merger related expenses from the net income. Management believes that the exclusion of such items from this financial measures provides useful information to gain an understanding of the operating results of our core business. This non-U.S. GAAP financial measure is supplemental and is not a substitute for an analysis based on U.S. GAAP measures. As companies may use different calculations for this measure, this presentation may not be comparable to other similarly titled measures reported by other companies. A calculation of the non-U.S. GAAP measure of pre-tax pre-provision income is set forth below.

	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019	Q1 2019	QTD Q1 2020	QTD Q1 2020[1]
Interest income	$ 63,800	$ 81,339	$ 118,356	$ 166,605	$ 270,005	$ 448,423	$ 526,107	$ 131,243	$ 123,789	$ 495,156
Interest expense	5,356	7,704	12,057	13,530	22,503	55,712	78,806	19,837	14,614	58,456
Net interest income	58,444	73,635	106,299	153,075	247,502	392,711	447,301	111,406	109,175	436,700
Noninterest income	8,811	13,377	14,388	19,602	31,114	31,027	35,236	7,681	14,475	57,900
Revenue	67,255	87,012	120,687	172,677	278,616	423,738	482,537	119,087	123,650	494,600
Noninterest expense	50,815	54,938	73,332	98,063	167,958	249,905	259,065	63,577	66,631	266,524
Add: Merger related expense	6,926	1,490	4,799	4,388	21,002	18,454	656	655	1,724	6,896
Pre-tax pre-provision income	**$ 23,366**	**$ 33,564**	**$ 52,154**	**$ 79,002**	**$ 131,660**	**$ 192,287**	**$ 224,128**	**$ 56,165**	**$ 58,743**	**$ 234,972**
Average Assets	**$ 1,441,555**	**$ 1,827,935**	**$ 2,622,476**	**$ 3,601,411**	**$ 6,094,883**	**$ 9,794,917**	**$ 11,546,912**	**$ 11,563,529**	**$ 11,591,336**	**$ 11,591,336**
PTPP / Average Assets	**1.62%**	**1.84%**	**1.99%**	**2.19%**	**2.16%**	**1.96%**	**1.94%**	**0.49%**	**0.51%**	**2.03%**

Note: All dollars in thousands

1. Annualized

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33

34 © 2020 Pacific Premier Bancorp, Inc. | All rights reserved NON - U.S. GAAP FINANCIAL MEASURES Core net interest income and core net interest margin are non - U.S. GAAP financial measures derived from U.S. GAAP - based amounts. We calculate core net interest income by excluding scheduled accretion income, accelerated accretion income, premium amortization on CD and nonrecurring nonaccrual interest paid from net interest income. The core net interest margin is calculated as the ratio of core net interest income to average interest - earning assets. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business. Core loan interest income and core loan yields are non - U.S. GAAP financial measures derived from U.S. GAAP - based amounts. We calculate core loan interest income by excluding scheduled accretion income, accelerated accretion income and nonrecurring nonaccrual interest paid from loan interest income. The core loan yield is calculated as the ratio of core loan interest income to average loans. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business. Note : All dollars in thousands FY 2013 FY 2014 FY 2015 FY 2016 FY 2017 FY 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Net interest income 58,444$ 73,635$ 106,299$ 153,075$ 247,502$ 392,711$ 111,406$ 110,641$ 112,335$ 112,919$ 109,175$ Less: Accretion income 3,241 1,927 4,387 9,178 12,901 16,082 3,805 4,950 6,026 5,828 4,105 Less: Premium amortization on CD 139 143 200 411 969 1,551 201 124 124 72 63 Less: Nonrecurring nonaccrual interest paid - - - - - - 161 107 37 168 - Core net interest income 55,064$ 71,565$ 101,712$ 143,486$ 233,632$ 375,078$ 107,239$ 105,460$ 106,148$ 106,851$ 105,007$ Average interest-earning assets 1,399,806$ 1,750,871$ 2,503,009$ 3,414,847$ 5,583,774$ 8,836,075$ 10,339,248$ 10,363,988$ 10,228,878$ 10,347,009$ 10,363,570$ Net interest margin 4.18% 4.21% 4.25% 4.48% 4.43% 4.44% 4.37% 4.28% 4.36% 4.33% 4.24% Core net interest margin 3.93% 4.09% 4.06% 4.20% 4.18% 4.24% 4.21% 4.08% 4.12% 4.10% 4.08% FY 2013 FY 2014 FY 2015 FY 2016 FY 2017 FY 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Loan interest income 58,089$ 75,751$ 111,097$ 157,935$ 251,027$ 415,410$ 121,476$ 121,860$ 122,974$ 119,353$ 113,265$ Less: Loan accretion 3,241 1,927 4,387 9,178 12,901 16,082 3,805 4,950 6,026 5,828 4,105 Less: Nonrecurring nonaccrual interest paid - - - - - - 161 107 37 168 - Core loan interest income 54,848$ 73,824$ 106,710$ 148,757$ 238,126$ 399,328$ 117,510$ 116,803$ 116,911$ 113,357$ 109,160$ Average loans 1,039,654$ 1,424,727$ 2,061,788$ 2,900,379$ 4,724,808$ 7,527,004$ 8,867,159$ 8,779,440$ 8,728,536$ 8,700,690$ 8,645,252$ Loan yield 5.59% 5.32% 5.39% 5.45% 5.31% 5.52% 5.56% 5.57% 5.59% 5.44% 5.27% Core loan yield 5.28% 5.18% 5.18% 5.13% 5.04% 5.31% 5.37% 5.34% 5.31% 5.17% 5.08%